Exhibit 10.2

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

INSTRUCTIONS FOR COMPLETING 2012 TIME-BASED RESTRICTED STOCK

UNIT AWARD AGREEMENT FOR FOREIGN EMPLOYEES

Code Sheet

The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.

VTA	Grantee’s name (all capital letters)

VTB	Grant Date (all capital letters)

Vtb	Grant Date (initial capital letters only)

Vtc	Person to contact for more information

Vtd	Contact’s telephone number, including area code

Vte	Date that is 30 days after the Grant Date (initial capital letters only)

Vtf	Number of Shares of Restricted Stock Units granted (insert only the number in Arabic numerals)

Vtg	Contact’s street address

Vth	Contact’s city, state and zip code

Vti	Calendar year in which grant is made (e.g., 2012)

Vtq	Grantee’s name (initial capital letters only)

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

GRANTED TO VTA on VTB

A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.

This Award Agreement describes many features of your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:

•	Read the Plan carefully to ensure you understand how the Plan works;

•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and

•	Contact Vtc at Vtd if you have any questions about your Award.

Also, no later than Vte, you must return a signed copy of the Award Agreement to:

Vtc

A. Schulman, Inc.

Vtg

Vth

1.	Nature of Award. You have been granted an Award of Restricted Stock Units pursuant to the Plan. If you satisfy the terms and conditions described in this Award Agreement, your Restricted Stock Units will vest and be settled in Shares. Each whole Restricted Stock Unit represents the right to receive one whole Share. These and other conditions affecting your Restricted Stock Units are described in this Award Agreement and the Plan, both of which you should read carefully.

a.	Grant Date: Vtb (“Grant Date”).

b.	Number of Restricted Stock Units: You have been granted Vtf Restricted Stock Units, subject to the terms and conditions of this Award Agreement and the Plan.

2.	Vesting. Your Restricted Stock Units will vest depending on whether the terms and conditions described in this Award Agreement and the Plan are met. Your vested Restricted Stock Units will be either vest and be settled or be forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement and in the Plan.

a.	Normal Vesting Date: Normally, subject to your continued employment with the Company or a Related Entity, your Restricted Stock Units will vest on the third anniversary of the Grant Date (the “Vesting Date”).

b.	Change in Control: Notwithstanding the foregoing, your Restricted Stock Units will immediately vest in the event of a Change in Control prior to the Vesting Date.

3.	Termination of Employment Will Affect Your Restricted Stock Units. You may forfeit your Restricted Stock Units if you Terminate before the Vesting Date, although this will depend on why you Terminate.

a.	Death or Disability: If you Terminate because of death or Disability, your Restricted Stock Units will fully vest on the date of your Termination.

b.	Retirement: If you Terminate due to Retirement, and provided that the Committee agrees to treat your termination as a Retirement, you will vest in a prorated number of Restricted Stock Units determined by multiplying your Restricted Stock Units by a fraction, the numerator of which is the number of whole months you were employed from the Grant Date to the date of Retirement and the denominator of which is 36.

c.	Other Termination: If you Terminate under any other circumstances, all Restricted Stock Units will be forfeited on your Termination date.

4.	Settling Your Award. If all applicable terms and conditions have been met, you will receive the one whole Share in settlement for each whole vested Restricted Stock Unit. Your vested Restricted Stock Units will be settled as soon as administratively feasible, but no later than 60 days, after they vest. Any fractional Restricted Units will be settled in cash based on the Fair Market Value of a Share on the settlement date.

5.	Other Rules Affecting Your Award.

a.	Rights Prior to Vesting: Until the Restricted Stock Units vest, you will have no voting rights with respect to the Restricted Stock Units. You shall be granted dividend equivalent rights entitling you to a payment equal to the amount of any cash dividends that are declared and paid with respect to your Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement. Your dividend equivalent rights shall be subject to the same terms and conditions as the related Restricted Stock Units and shall vest and be settled in cash if, when and to the extent the related Restricted Stock Units vest and are settled. In the event that a Restricted Stock Unit is forfeited under this Award Agreement, the related dividend equivalent rights will also be forfeited.

b.	Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Vtc at Vtd or the address below. If you previously completed a valid beneficiary designation form, such form shall apply to the Award until changed or revoked. If you die without completing a beneficiary designation form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, to your estate.

c.	Tax Withholding: Certain taxes must be withheld when your Award vests and is settled. These taxes may be paid in one of several ways. They are:

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i.	By the Company withholding this amount from other amounts owed to you (e.g., from your salary);

ii.	By the Company withholding all or a portion of any cash amount owed to you with respect to dividends credited with respect to the Shares that are to be distributed to you;

iii.	By giving the Company a check (payable to “A. Schulman, Inc.”) in an amount equal to the taxes that must be withheld; or

iv.	By having the Company withhold a portion of the Shares that otherwise would be distributed to you. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld.

You must choose the approach you prefer before the Shares are transferred to you, although the Company may reject your preferred method for any reason (or for no reason). If this happens, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.

If you do not choose a method within 30 days of the applicable settlement date, the Company will withhold either through payroll practices or a portion of the Shares that otherwise would be distributed to you. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld and the balance of the Shares will be distributed to you.

d.	Transferring Your Restricted Stock Units: Normally, your Restricted Stock Units may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any portion of your Award that is settled after you die. Also, the Committee may allow you to transfer your Restricted Stock Units to certain Permissible Transferees, including a trust established for your benefit or the benefit of your family. Contact Vtc at the address or number given below if you are interested in doing this

e.	Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

f.	Other Agreements: Also, your Award will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

g.	Adjustments to Your Restricted Stock Units: Subject to the terms of the Plan, your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Restricted Stock Units will be adjusted to reflect a stock split).

h.	Other Rules: Your Award also is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Award.

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You may contact Vtc at the address or number given below if you have any questions about your Award or this Award Agreement.

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Your Acknowledgment of Award Conditions

Note: You must sign and return a copy of this Award Agreement to Vtc at the address given below no later than Vte.

By signing below, I acknowledge and agree that:

•	A copy of the Plan has been made available to me;

•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;

•

I will consent (in my own behalf and in behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of my Award and reduce its value or potential value; and

•	I must return a signed copy of this Award Agreement to the address shown below by Vte.

VTA	A. SCHULMAN, INC.

By:
(signature)

Date signed:	Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than Vte:

Vtc

A. Schulman, Inc.

Vtg

Vth

Vtd

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